                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Petroleum Helicopters, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2004 (the "Report"), I, Al A. Gonsoulin, Chairman and Chief Executive Officer of the Company, certify that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Petroleum Helicopters, Inc.

By: /s/ Al A. Gonsoulin
    --------------------------------
Al A. Gonsoulin

Chairman and Chief Executive Officer
August 9, 2004